Exhibit 10.1

Execution Version

31,000,000 Shares

Cheniere Energy, Inc.
Common Stock
STOCK PURCHASE AGREEMENT
May 7, 2012
Havelock Fund Investments Pte Ltd
60 B Orchard Road
#06-18, Tower 2, The Atrium @ Orchard
Singapore 238891

Greenwich Asset Holding Ltd
263 Main Street, P.O. Box 2196
Road Town, Tortola, British Virgin Islands

Dear Sirs:
1. Introductory.    Cheniere Energy, Inc., a Delaware corporation (“Company”), agrees with each of you (individually, a “Purchaser” and collectively, the “Purchasers”) to issue and sell to (i) Havelock Fund Investments Pte Ltd 15,500,000 shares of its common stock, par value $0.003 per share (“Common Stock”) and (ii) Greenwich Asset Holding Ltd 15,500,000 shares of Common Stock (collectively, the “Securities”).

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Purchasers that:
(a)  Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission on the date hereof a registration statement on Form S-3, including a related prospectus or prospectuses, covering the registration of the Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.
For purposes of this Agreement:
“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).
“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.
“Act” means the Securities Act of 1933, as amended.
“Applicable Time” means 7:10 a.m. (Central time) on May 7, 2012.
“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.
“Effective Time” of the Registration Statement relating to the Securities means the time of the first contract of sale for the Securities.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Final Prospectus” means the Statutory Prospectus that discloses the sale price, other 430B Information and other final terms of the Securities and otherwise satisfies Section 10(a) of the Act and includes any document incorporated by reference therein.
“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule A to this Agreement.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g).
“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
“Rules and Regulations” means the rules and regulations of the Commission.
“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the NYSE Amex Equities (“Exchange Rules”).
“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Securities that is included in the Registration Statement, including any document incorporated by reference therein, immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.
“Transaction Exception” means any developments that relate to the matters described under the heading “Summary-Recent Developments-Proposed Blackstone Transaction” in the Final Prospectus.
Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.
(b)  Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post‑effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and, except disclosure about any Transaction Exception, will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by a Purchaser specifically for use therein, it being understood and agreed that there is no such information.

(c)    Shelf Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective time of the Registration Statement.
(d)    Ineligible Issuer Status. (i)  At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company or any of its subsidiaries in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities, all as described in Rule 405.
(e)    General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the prospectus supplement dated May 7, 2012, any document incorporated by reference therein, the base prospectus dated May 7, 2012 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule A to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by a Purchaser specifically for use therein, it being understood and agreed that no such information was furnished by the Purchasers.
(f)    Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Final Prospectus and the General Disclosure Package, when they were filed or became effective with the Commission conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulation thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Final Prospectus or the General Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(g)    Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).
(h)    Subsidiaries. Each subsidiary of the Company has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign entity and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of the issued and outstanding equity interests of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable (except as nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act, Sections 17-303 and 17-607 of the Delaware Revised Uniform Limited Partnership Act and Sections 101.114, 101.206, 153.102 and 153.210 of the Texas Business Organizations Code); and, other than pursuant to the settlement agreement dated as of June 14, 2001 and under the terms of the Company's indebtedness, which are disclosed in the General Disclosure Package, the capital stock of each such subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.
(i)    Securities. The Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and, when the Securities have been delivered and paid for in accordance with this Agreement on the Closing Date, such Securities will have been, validly issued, fully paid and nonassessable, will conform in all material respects to the description thereof contained in the General Disclosure Package and will conform in all material respects to the description of such Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, or the Transaction Exception, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.
(j)    No Finder's Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or either Purchaser for a brokerage commission, finder's fee or other like payment in connection with the sale of the Securities.
(k)    Registration Rights. Except as disclosed in the General Disclosure Package or, with respect to the term loan agreement that the Company entered into on August 15, 2008 that has been validly complied with, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”).
(l)    Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Securities by the Company, except such as have been obtained, or made and such as may be required under state securities laws or the Securities Laws to the extent the Company is required to file the Final Prospectus, a current report on Form 8-K relating to its sale of the Offered Shares or a final NYSE Amex Equities listing application.
(m)    Title to Property. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them, except where such liens, charges, encumbrances and defects would not reasonably be expected, individually or in the aggregate, to have a Material Adverse

Effect, and, except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would interfere with the use made or to be made thereof by them, except where such terms or provisions, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(n)    Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the issuance and sale of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or the charter, by-laws or other organizational documents, as the case may be, of any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except, in the case of clauses (ii) and (iii) above, for any such breach, violation, default, lien, charge or encumbrance that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
(o)    Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(p)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(q)    Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in material compliance with the terms of, all certificates, authorizations, franchises, licenses, permits and other authorizations issued by, and have made all material declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities (collectively, “Licenses”) that are necessary for the ownership or lease of their respective properties, to conduct their respective businesses as described in the General Disclosure Package or as are currently required to develop their respective proposed businesses as described in the General Disclosure Package, and the Company has not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
(r)    Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(s)    Employment Benefit Plans. With respect to any employment benefit plan (as defined in Section 3(3) of ERISA) which the Company maintains, contributes to or has any obligation to contribute to, or with respect to which the Company has any liability, contingent or otherwise (a “Plan”), no prohibited transactions (as defined in Section 406 of ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) has occurred, no “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred, exists or is reasonably expected to occur with respect to any Plan that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not (i) failed to timely make all required contributions to each Plan that is an “employee benefit pension plan” within the meaning of Section 3(2) of ERISA, or (ii) incurred or expects to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause a loss of such qualification.
(t)    Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and the Company and its subsidiaries have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(u)    Environmental Laws. Except as disclosed in the General Disclosure Package, (a)(i) neither the Company nor any of its subsidiaries is in violation of, or has any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision, decree or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, import, export, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of its subsidiaries owns, occupies, operates or uses any facility or real property contaminated with Hazardous Substances, (iii) neither the Company nor any of its subsidiaries is conducting or funding any investigation, abatement, decontamination, remediation, remedial or corrective action or monitoring of actual or suspected Hazardous Substances in the environment or in any structure, (iv) neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) neither the Company nor any of its subsidiaries is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (vi) the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) - (vi) such as would not individually or in the aggregate have a Material Adverse Effect; (b) to the knowledge of the Company there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would have a Material Adverse Effect; (c) to the knowledge of the Company there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect; and (d) in the ordinary course of its business, the Company periodically evaluates the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of it and its subsidiaries, and, on the basis of such evaluation, the Company has reasonably concluded that such Environmental Laws will not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.
(v)    Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Certain United States Federal Income Tax Consequences to Non-U.S. Holders” and “Description of Capital Stock,” insofar as such statements summarize agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material respects of such agreements, documents or proceedings.

(w)    Terminal Use Agreements. Each TUA as defined in and referred to in the General Disclosure Package and the Final Prospectus conforms in all material respects to the descriptions thereof contained in the General Disclosure Package and the Final Prospectus.
(x)    Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(y)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, a Statutory Prospectus or the General Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith, and none of the Company or its subsidiaries is aware of any business, economic or industry developments inconsistent with the assumptions underlying such statements.
(z)    Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in a Registration Statement, a Statutory Prospectus or the General Disclosure Package is based on or derived from sources that the Company believes to be reliable and accurate.
(aa)    Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company's Board of Directors (the “Board”) are in compliance in all material respects with Sarbanes-Oxley and all applicable Exchange Rules. The Company and its subsidiaries maintain a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, and after consummation of the offering of the Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any such matter which, if determined adversely, would have a Material Adverse Effect.
(bb)    Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company's knowledge, threatened or contemplated.
(cc)    Financial Statements. (i) The financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, together with the related notes and schedules thereto, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis, and the schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; (ii) the summary and selected financial and statistical data included in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly in all material respects the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company; (iii) the assumptions used in preparing the pro forma financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts; (iv) the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus and (v) there are no financial statements that are required to be included in the Registration Statement, the General Disclosure Package or the Final Prospectus that are not included as required.

(dd)    No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries, (iv) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than the Transaction Exception, transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Final Prospectus and (v) there has not been any obligation, direct or contingent, which is material to the Company and its subsidiaries taken as a whole, incurred by the Company, except obligations incurred in the ordinary course of business.
(ee)    Investment Company Act. Neither the Company nor any of its subsidiaries is and, immediately after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package, none of them will be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(ff)    Holding Company. Neither the Company nor any of its subsidiaries is a “holding company” or a “subsidiary company” of a holding company or an “affiliate” thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.
(gg)    No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
(hh)    Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(ii)    Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(jj) Insurance. The Company and its subsidiaries are insured by insurers the Company reasonably believes to be responsible and reputable against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package.
(kk) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company's retaining any rating assigned to the Company or any securities of the Company.
(ll) No Restrictions on subsidiaries. Except as disclosed in the General Disclosure Package and under the Company's indebtedness described therein, no subsidiary of the Company is prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's properties or assets to the Company or any other subsidiary of the Company.
(mm) eXtensbile Business Reporting Language. The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for, and has been prepared, in all material respects in accordance with the Commission's rules and guidelines applicable thereto.
3.    Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants to the Company as follows:
(a)    Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. This Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser.
(b)    Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the purchase of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) the charter or by-laws of such Purchaser, (ii) any statute, law, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Purchaser or any of its properties, or (iii) any agreement or instrument to which such Purchaser is a party or by which such Purchaser is bound or to which any of the properties of such Purchaser is subject, except, in the case of clauses (ii) and (iii) above, for any such breach, violation, default, lien, charge or encumbrance that would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of such Purchaser.
(c)    Experience of Purchasers. Such Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and investments in comparable companies. In connection with its decision to purchase the Securities, such Purchaser is relying only upon the General Disclosure Package and the representations, warranties, covenants and agreements of the Company contained in this Agreement.
(d)    No Manipulation. Such Purchaser has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(e)    Confidentiality Prior to the Date Hereof. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with the transaction contemplated by this Agreement (including the existence and terms of such transaction).
(f)    Such Purchaser is acting independently of the other Purchaser in making its decision to purchase its Securities pursuant to this Agreement, and the Purchasers are not acting as a “group” (as defined in Section 13 of the Exchange Act and the Rules and Regulations thereunder).
4. Purchase, Sale and Delivery of Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to each Purchaser, and each Purchaser agrees to purchase from the Company, at a purchase price of $15.10 per share, the number of Securities set forth in the introductory paragraph of this Agreement.
The Company will deliver the Securities at the office of Jones Day, 717 Texas, Suite 3300, Houston, Texas 77002 against payment of the purchase price by the Purchasers in Federal (same day) funds by wire transfer to the account specified in Schedule B hereto at 10:30 a.m., Houston time, on May 10, 2012, or at such other time not later than seven full business days thereafter as the Purchasers and the Company determine, such time being herein referred to as the “Closing Date”. The Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Jones Day at least 24 hours prior to the Closing Date.
5. Certain Agreements of the Company. The Company agrees with the Purchasers that:
(a)    Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Purchasers, subparagraph (5)) not later than the second business day following the earlier of the date that it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433.
(b)    Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Purchasers of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time prior to the Closing Date and will offer the Purchasers a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Purchasers promptly of (i) the filing of any such amendment or supplement prior to the Closing Date, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, in each case prior to the Closing Date, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
(c)    Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses incurred in connection with qualification of the Securities for sale under the laws of such jurisdictions as the Purchasers designate and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by the Financial Industry Regulatory Authority, Inc. of the Securities, fees and expenses incident to listing the Securities on the NYSE Amex Equities, fees and expenses in connection with the registration of the Securities under the Exchange Act, and expenses incurred in distributing the Final Prospectus (including any amendments and supplements thereto) to the Purchasers and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to the Purchasers.
(d)    Use of Proceeds. The Company will use the net proceeds received in connection with transactions related to the Securities in the manner described in the “Use of Proceeds” section of the General Disclosure Package.
(e)    Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.
(f)    Listing of Securities. On or prior to the Closing Date, the Company will undertake commercially reasonable efforts to cause the Securities to be approved for listing on the NYSE Amex Equities, subject to notice of issuance.
6. Conditions of the Obligations of the Purchasers. The obligations of the Purchasers to purchase and pay for the Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on the Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
(a)  Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Purchasers, shall be contemplated by the Commission.
(b)  No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) except for the Transaction Exception, any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of either Purchaser, is material and adverse to the Company; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by any U.S. federal or New York authorities; (v) any major disruption of settlements of securities, payment, or clearance services in the United States or (vi) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Purchasers, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to enforce contracts for the sale of the Securities.
(c)  Opinion of Counsel for Company. The Purchasers shall have received an opinion, dated the Closing Date, of Andrews Kurth LLP, counsel for the Company, in form and substance satisfactory to the Purchasers, substantially to the effect provided to the underwriter in connection with the offering of Common Stock by the Company in March 2012.
(d)  Opinion of Special Regulatory Counsel for Company. The Purchasers shall have received an opinion, dated the Closing Date, of Fulbright & Jaworski L.L.P., special regulatory counsel for the Company, in form and substance satisfactory to the Purchasers, substantially to the effect provided to the underwriter in connection with the offering of Common Stock by the Company in March 2012.
(e)  Officers' Certificate. The Purchasers shall have received a certificate, dated the Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.
The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. The Purchasers may in their sole discretion waive compliance with any conditions to the obligations of the Purchasers hereunder.
7. Conditions of the Obligations of the Company. The obligations of the Company to issue the Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Purchasers herein (as though made on the Closing Date), to the accuracy of the statements of officers of the Purchasers made pursuant to the provisions hereof, to the performance by the Purchasers of their obligations hereunder and to the following additional conditions precedent:
(a) Payment of Purchase Price. The Company shall have received from the Purchasers the aggregate purchase price for the Securities as set forth in Section 4.
(b)  Officers' Certificate. The Company shall have received a certificate, dated the Closing Date, of an executive officer of each Purchaser, which such officer shall state that: the representations and warranties of such Purchaser in this Agreement are true and correct; and such Purchaser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.
8. Indemnification. Subject to the provisions of this Section, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of reasonable investigation that any such Purchaser Party may suffer or incur as a result of or relating to any action instituted against a Purchaser in any capacity, or any of them or their respective affiliates, by any stockholder of the Company who is not an affiliate of such Purchaser with respect to the Securities (unless such action is based upon a breach of such Purchaser's representations, warranties or covenants under this Agreement or any agreements or understandings such Purchaser may have with any such stockholder or any violations by such Purchaser of state or federal securities laws or any conduct by such Purchaser, which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel, or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (A) for any settlement by a Purchaser Party effected without the Company's prior written consent, which shall not be unreasonably withheld or delayed; or (B) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to any Purchaser Party's breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement.
9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Purchasers, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. In addition, if any Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.
10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers, will be mailed, delivered or telegraphed and confirmed to the Purchasers at Havelock Fund Investments Pte Ltd, 60 B Orchard Road, #06-18, Tower 2, The Atrium @ Orchard, Singapore 23889, Attention: Gregory Lanham and Edphawin Jetjirawat, and Greenwich Asset Holding Ltd, c/o RRJ Management (s) Pte Ltd, 298 Tiong Bahru Road #13-01, Central Plaza, Singapore 168730, Attention: Charles Ong and Richard Ong, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Cheniere Energy, Inc., 700 Milam Street, Suite 800, Houston, Texas 77002, Attention: Chief Financial Officer.
11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the Purchaser Parties referred to in Section 8, and no other person will have any right or obligation hereunder.
12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.
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HOU:3215433.4

If the foregoing is in accordance with the each Purchaser's understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Purchasers in accordance with its terms.
Very truly yours,

Cheniere Energy, Inc.

By:	/s/ Meg A. Gentle
	Name:	Meg A. Gentle
	Title:	Senior Vice President &
Chief Financial Officer

HOU:3215433.4

The foregoing Stock Purchase Agreement is hereby confirmed, agreed and accepted as of the date first above written.

HAVELOCK FUND INVESTMENTS PTE LTD

By:		/s/ Greg A Lanham
	Name:	Greg A. Lanham
	Title:	Authorized Signatory

The foregoing Stock Purchase Agreement is hereby confirmed, agreed and accepted as of the date first above written.

GREENWICH ASSET HOLDING LTD

By:	/s/ Greenwich Asset Holding Ltd
Name:
Title: